Exhibit 99.1

CBAK Energy Completes Redomiciliation to the Cayman Islands

Company’s Nasdaq listing and ticker symbol “CBAT” remain unchanged

DALIAN, China, June 23, 2026 — CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy” or the “Company”), a leading lithium-ion battery manufacturer and electric energy solution provider in China, today announced that it has completed its previously announced merger to redomicile from Nevada to the Cayman Islands (the “Redomicile Merger”). The Redomicile Merger became effective at 8:00 a.m. Pacific Daylight Time on June 23, 2026.

Pursuant to the Redomicile Merger, each outstanding share of the common stock of the Company was converted into the right to receive one ordinary share of CBAK Energy Technology Limited, a company incorporated under the laws of the Cayman Islands (“CBAK Cayman”) and the successor issuer of the Company pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended. The ordinary shares of CBAK Cayman will be listed on the Nasdaq Capital Market under the trading symbol “CBAT,” the same symbol under which the common stock of the Company was listed.

The Redomicile Merger did not change the Company’s business, day-to-day operations, strategy, operating subsidiaries, management team, employees, production facilities, customer and supplier relationships, or consolidated assets and liabilities. CBAK Cayman also assumed the Company’s existing equity incentive plans and outstanding awards, which continue on substantially the same terms and now relate to ordinary shares of CBAK Cayman. The Company undertook the Redomicile Merger to reduce certain ongoing operational, administrative, legal and accounting costs, simplify corporate administration, and align the legal structure of its parent company more closely with the international nature of its business. The Company also expects the Cayman structure to streamline governance procedures and provide greater flexibility for future corporate transactions.

“Moving our place of incorporation to the Cayman Islands brings the legal structure of the parent company closer to the international profile of our business,” said Zhiguang Hu, Chief Executive Officer of CBAK Energy. “The change is intended to reduce certain recurring public-company costs and simplify corporate administration. It does not alter our operations, management team or business plans.”

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high-power lithium-ion and sodium-ion batteries, as well as the production of raw materials used in the manufacture of high-power lithium batteries. The Company’s products and solutions are used in electric vehicles, light electric vehicles, energy storage systems, and other high-power applications.

In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has operating subsidiaries in Dalian, Nanjing, Shaoxing, and Shangqiu, as well as a large-scale research, development, and production base in Dalian.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements regarding the expected benefits of the Redomicile Merger, including the listing of CBAK Cayman’s ordinary shares on The Nasdaq Stock Market, anticipated cost savings, administrative efficiencies, streamlined governance procedures and potential benefits for future corporate transactions, are forward-looking statements.

These statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include the Company’s ability to realize the anticipated benefits of the Redomicile Merger, changes in applicable laws and regulations, additional administrative or compliance requirements, and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

Contacts

Global Media Relations

Email: marketing@cbak.com.cn

LinkedIn: https://www.linkedin.com/company/cbakenergy

X: https://x.com/CBAKEnergy

Stocktwits: https://stocktwits.com/CBAK_Official

Investor Relations

Email: ir@cbak.com.cn

Website: https://ir.cbak.com.cn/